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[LETTERHEAD OF BAKER & BOTTS]
                                                                     EXHIBIT 5.1
                                                                     -----------

                                 September 22, 1997


TCI Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, CO  80111

Gentlemen:

     Reference is made to the Registration Statement on Form S-3, Commission File No. 33-63139 (the "Registration Statement"), filed by Tele-Communications, Inc., a Delaware corporation (the "Parent"), and TCI Communications, Inc., a Delaware corporation (the "Company"), in connection with the offering from time to time of (i) senior, senior subordinated or subordinated debt securities of the Company (the "Debt Securities"), (ii) such indeterminate number of shares of Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share, of the Parent, as may be issued from time to time upon conversion of any of the Debt Securities so registered that are issued as convertible Debt Securities, and (iii) guarantees of the Parent which may be issued in respect of Debt Securities so registered.

     On September 17, 1997, the Company entered into an underwriting agreement (the "Underwriting Agreement") with Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, and Salomon Brothers Inc (collectively, the "Underwriters") pursuant to which the Company agreed to sell to the Underwriters, subject to the conditions stated in the Underwriting Agreement, $350,000,000 aggregate principal amount of a series of the Company's Senior Debt Securities designated as its "6.375% Senior Notes due September 15, 1999" (the "Notes"). You have asked us to pass upon for you certain legal matters in connection with the Notes.

     In connection therewith, we have examined, among other things, copies of the Restated Certificate of Incorporation and By-Laws of the Company, each as amended, certified to our satisfaction; the Underwriting Agreement; the Indenture (the "Indenture"), dated as of December 20, 1995 between the Company and The Bank of New York, as Trustee (the "Trustee"); the form of the Note; copies of records of proceedings of the Company's Board of Directors, including committees thereof, certified to our satisfaction; and such other documents, records, certificates and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to

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TCI Communications, Inc.
September 22, 1997
Page 2


authentic original documents of all documents submitted to us as certified, conformed or reproduction copies. We have further assumed that the Indenture and the Underwriting Agreement have been duly and validly authorized, executed and delivered by, and constitute the valid and binding obligations of, the parties thereto other than the Company.

     Based upon the foregoing, we are of the opinion that:

     The Notes have been duly authorized and, when duly executed by the proper officers of the Company, authenticated and delivered by the Trustee in accordance with the Indenture and issued and sold to the Underwriters pursuant to the terms of the Underwriting Agreement, they will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally, and (B) that equitable remedies may not be available.

     We hereby consent to the reference to us under the heading "Validity of the Notes" in the Prospectus Supplement dated September 17, 1997 to the Prospectus dated January 17, 1997 forming a part of the Registration Statement and to the incorporation of this opinion by reference into the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     Jerome H. Kern, a special counsel to Baker & Botts, L.L.P., is a director of the Parent.


                                                 Very truly yours,


                                                 BAKER & BOTTS, L.L.P.